Exhibit 10.3

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of November 25, 2025, is entered into by and between Duke Energy Carolinas, LLC, a North Carolina limited liability company (“DEC”), as administrator (the “Administrator”), and Duke Energy Carolinas SC Storm Funding LLC, a Delaware limited liability company (the “Issuer”).

Capitalized terms used but not otherwise defined in this Administration Agreement shall have the respective meanings given to such terms in Appendix A of the Indenture, which is hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement. Not all terms defined in Appendix A of the Indenture are used in this Administration Agreement. The rules of construction set forth in Appendix A of the Indenture shall apply to this Administration Agreement and are hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer is issuing Storm Recovery Bonds pursuant to the Indenture and the Series Supplement dated the date hereof;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of Storm Recovery Bonds, including (a) the Indenture, (b) the Servicing Agreement, (c) the Sale Agreement and (d) the other Basic Documents to which the Issuer is a party;

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform certain duties in connection with the Basic Documents, the Storm Recovery Bonds and the Storm Recovery Collateral pledged to the Indenture Trustee pursuant to the Indenture and Series Supplement dated the date hereof;

WHEREAS, the Issuer has no employees, other than its officers and managers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to above and to provide such additional services consistent with the terms of this Administration Agreement and the other Basic Documents as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1         Duties of the Administrator; Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a)           furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including the following services:

(i)            maintain at the Premises general accounting records of the Issuer (the “Account Records”), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii)           prepare and, after execution by the Issuer, file with the SEC and any applicable state agencies documents required to be filed by the Issuer with the SEC and any applicable state agencies, including periodic reports required to be filed under the Exchange Act;

(iii)          prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv)          prepare or cause to be prepared for execution by the Issuer’s Managers minutes of the meetings of the Issuer’s Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Basic Documents (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement and the Certificate of Formation, the “Issuer Documents”) and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v)           hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Basic Documents) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b)           take such actions on behalf of the Issuer as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c)           take such actions on the behalf of the Issuer as are necessary for the issuance and delivery of Storm Recovery Bonds;

(d)           provide for the performance by the Issuer of its obligations under each of the Basic Documents, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents;

(e)            to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Basic Documents, at the direction of the Indenture Trustee;

(f)            provide for the defense, at the direction of the Issuer’s Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g)           provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h)           provide the Indenture Trustee with copies of the filings by the Issuer under the Exchange Act;

(i)            undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

(j)            provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer that (i) the Issuer is prohibited from taking under the Basic Documents, or (ii) would cause the Issuer to be in violation of any U.S. federal, state or local law or the LLC Agreement.

In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

Section 2         Compensation. As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by Duke Energy Carolinas of its obligations in its capacity as Servicer), the Administrator shall be entitled to $50,000 annually (the “Administration Fee”), payable by the Issuer in full on the first Payment Date following the issuance of the Storm Recovery Bonds and every second Payment Date thereafter. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Duke Energy Carolinas in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Expenses”).

Section 3         Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent accountants’ fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

Section 4         Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Storm Recovery Collateral or the Collateral, as applicable, as the Issuer shall reasonably request.

Section 5         Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

Section 6         No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Section 7         Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its members, managers, officers, employees or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer.

Section 8         Term of Agreement; Resignation and Removal of Administrator.

(a)           This Administration Agreement shall continue in force until the payment in full of the Storm Recovery Bonds and any other amount that may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate. Notwithstanding the foregoing, the Administrator’s obligation under Section 11(c) to indemnify DEC Customers shall survive termination of this Administration Agreement.

(b)           Subject to Section 8(e) and Section 8(f), the Administrator may resign its duties hereunder by providing the Issuer, the Commission and the Rating Agencies with at least 60 days’ prior written notice.

(c)           Subject to Section 8(e) and Section 8(f), the Issuer may remove the Administrator without cause by providing the Administrator, the Commission and the Rating Agencies with at least 60 days’ prior written notice.

(d)           Subject to Section 8(e) and Section 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator and the Rating Agencies if any of the following events shall occur:

(i)            the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten days (or, if such default cannot be cured in such time, shall (A) fail to give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within 30 days thereafter);

(ii)           a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)          the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in Section 8(d)(ii) or Section 8(d)(iii) shall occur, it shall give written notice thereof to the Issuer, the Commission and the Indenture Trustee as soon as practicable but in any event within seven days after the happening of such event.

(e)           No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, the Rating Agency Condition shall have been satisfied with respect to the proposed appointment, the Commission Condition set forth in Section 13(b) of this Administration Agreement has been satisfied, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

(f)            The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition and the Commission Condition with respect to the proposed appointment.

Section 9         Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 10         Administrator’s Liability.

(a)           Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its members, managers, officers, employees or affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself).

(b)           The Administrator acknowledges under the authority granted to the Commission pursuant to Title 58, Chapter 27 of the South Carolina Code of Laws that the Commission has authority to enter an order enforcing the provisions of this Administration Agreement consistent with the Financing Order and the Storm Recovery Law.

Section 11         Indemnity.

(a)           Subject to the priority of payments set forth in the Indenture, the Issuer shall indemnify the Administrator and its shareholders, directors, officers, employees and affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) that any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator’s negligence or willful misconduct in the performance of its obligations hereunder.

(b)           The Administrator shall indemnify the Issuer and its members, managers, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Issuer is a party thereto) that any of them may incur as a result of the Administrator’s negligence or willful misconduct in the performance of its obligations hereunder.

(c)            The Administrator will credit Customers to the extent there are higher Storm Recovery Charges resulting from the Administrator's negligence, recklessness or willful misconduct, provided, however, that any credit to Customers shall not impact the Storm Recovery Charges or the Storm Recovery Property. This Section 11(c) shall survive the termination of this Administration Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit into the Collection Account, unless otherwise directed by the Commission.

Section 12         Notices.

(a)            Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(b)           if to the Issuer, to Duke Energy Carolinas SC Storm Funding LLC, at 525 South Tryon Street Charlotte, North Carolina, 28202, Attention: Managers, Telephone: 800-488-3853, in care of (c/o): Treasurer;

(c)            if to the Administrator, to Duke Energy Carolinas, LLC, at 525 South Tryon Street, Charlotte, North Carolina 28202, Attention: Director, Rates and Regulatory Strategy, Telephone: 800-488-3853 in care of (c/o): Director, Rates and Regulatory Planning and at 525 South Tryon Street, Charlotte, North Carolina 28202, Attention: Treasurer, Telephone: 800-488-3853 c/o Assistant Treasurer;

(d)           if to the Commission, by filing a notice in Docket No. 2025-65-E addressed to the Chief Clerk/Executive Director of the Commission with a copy delivered to the Office of Regulatory Staff and all parties of record; and

(e)            if to the Indenture Trustee, to the Corporate Trust Office.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

Section 13         Amendments.

(a)           Subject to Section 13(b), this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with the prior written consent of the Indenture Trustee, and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the outstanding principal amount of all Storm Recovery Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies and the Commission.

(b)           Commission Condition. Notwithstanding anything to the contrary in this Section 13, no amendment or modification of this Administration Agreement that the Administrator determines has a reasonable possibility to impact the rates borne by Customers shall be effective, nor shall any action requiring satisfaction of this condition pursuant to Section 8(e), Section 8(f), or Section 14 of this Administration Agreement be taken or be effective (each, an “Action”), except upon satisfaction of the conditions precedent in this paragraph (b).

(i)            At least 30 days prior to the effectiveness of any such amendment or modification or Action and after obtaining the other necessary approvals set forth in Section 13(a) (except that the consent of the Indenture Trustee may be subject to the consent of the Holders of the Storm Recovery Bonds if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification) the Administrator shall have filed in Commission Docket No. 2025-65-E written notification of any proposed amendment or Action, addressed to the Chief Clerk/Executive Director of the Commission with a copy delivered to the Office of Regulatory Staff and all parties of record, which notification shall contain:

(A)            a reference to Docket No. 2025-65-E;

(B)            an Officer’s Certificate stating that the proposed amendment or modification or Action has been approved by all parties to this Administration Agreement; and

(ii)           description of the proposed amendment or Action, including the purpose of such amendment.

(iii)          No later than 5:00 pm on the 30th business day after receipt of notice of a proposed amendment or Action complying with subparagraph (i), the Commission shall issue an order either (i) approving the proposed amendment or Action or (ii) preventing the adoption of such amendment or modification or Action.

(iv)         Following the delivery of an order from the Commission to the Administrator under subparagraph (ii), the Administrator and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment or Action. The fact that the Administrator delivers notice to the Commission pursuant to this Section 13(b) does not obligate the Administrator to amend this Administration Agreement or take such Action as provided in the notice.

Section 14         Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee and by order of the Commission and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer, the Commission or the Indenture Trustee and without satisfaction of the Rating Agency Condition and the Commission Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including any Permitted Successor; provided, that such successor or organization executes and delivers to the Issuer and the Commission an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 14, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

Section 15         Governing Law. This Administration Agreement shall be construed in accordance with the laws of the State of South Carolina, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 16         Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement. The parties hereto agree that this Administration Agreement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by AdobeSign, DocuSign, Diligent Board or any other digital signature provider as specified and agreed upon in writing to the other parties) appearing on this Administration Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Administration Agreement may be made by facsimile, email or other electronic transmission.

Section 17         Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18         Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date that is one year and one day after payment in full of all Storm Recovery Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

Section 19         Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Holders pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Holders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

DUKE ENERGY CAROLINAS SC STORM FUNDING LLC,
as Issuer

By:
	Name:	Erica Glenn
	Title:	Assistant Treasurer

DUKE ENERGY CAROLINAS, LLC,
as Administrator

By:
	Name:	Erica Glenn
	Title:	Assistant Treasurer

Signature Page to Administration Agreement